                                                                    Exhibit 4.7




                          WAIVER TO CREDIT AGREEMENT
                          --------------------------


        WAIVER TO CREDIT AGREEMENT (this "Waiver") dated as of December 16, 1997, among FLORSHEIM GROUP INC., a Delaware corporation (the "Borrower"), the lending institutions from time to time party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                                 WITNESSETH:
                                 -----------

        WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 9, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement"); and

        WHEREAS, the Borrower has requested, and the Banks hereby agree, for the Banks to waive certain provisions of the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

        1. For the period from and after the date hereof through the last day of the fiscal quarter of the Borrower ended closest to March 31, 1998, the Banks hereby waive any requirement that the Borrower comply with the financial covenants set forth in Sections 9.08 through 9.10, inclusive, of the Credit Agreement. It is hereby understood and agreed that the Borrower shall be in compliance with such Sections on and after the last day of the fiscal quarter of the Borrower ended closest to March 31, 1998.

        2. In order to induce the undersigned Banks to enter into this Waiver, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Waiver Effective Date after giving effect to this Waiver and (y) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects as of the Waiver Effective Date after giving effect to this Waiver, with the same effect as though such representations and warranties had been made on and as of the Waiver Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

        3. This Waiver if limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.


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        4.   This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

        5. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        6    This Waiver shall become effective on the date (the "Waiver
Effective Date") when (x) the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or difference counterparts) and
(ii) shall have delivered (including by way of telecopier) the same to the Agent at the Notice Office.

        7. From and after the Waiver Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

                                 FLORSHEIM GROUP INC.

                                 By:    Richard J. Anglin
                                       ---------------------------------
                                 Title: Vice President, Chief Financial Officer


                                 BANKERS TRUST COMPANY
                                 Individually, and as Agent


                                 By:    Anthony LoGrippo
                                       ---------------------------------
                                 Title: Vice President


                                 BANK OF AMERICA ILLINOIS

                                 By:
                                       ---------------------------------
                                 Title:
                                       ---------------------------------


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                                              CREDIT AGRICOLE INDOSUEZ

                                              By:     Dean Balice
                                                    --------------------------
                                              Title: Senior Vice President


                                              CREDIT LYONNAIS CHICAGO BRANCH

                                              By:
                                                    --------------------------
                                              Title:
                                                    --------------------------


                                              HARRIS TRUST AND SAVINGS BANK

                                              By:    Scott F. Geik
                                                    --------------------------
                                              Title: Vice President


                                              HELLER FINANCIAL, INC.

                                              By:    Kathi J. Inorio
                                                    --------------------------
                                              Title: Vice President


                                              LASALLE NATIONAL BANK

                                              By:    Steven M. Marks
                                                    --------------------------
                                              Title: Vice President


                                              SOCIETE GENERALE, CHICAGO BRANCH

                                              By:
                                                    --------------------------
                                              Title:
                                                    --------------------------


                                              THE SUMITOMO BANK, LIMITED

                                              By:
                                                    --------------------------
                                              Title:
                                                    --------------------------





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                                              TRANSAMERICA BUSINESS CREDIT
                                              CORPORATION


                                              By:  Perry Vavoules
                                                  -----------------------------
                                              Title: Senior Vice President